Exhibit 10.86

FIRST AMENDMENT TO LEASE

I. PARTIES AND DATE.

This First Amendment to Lease (the “Amendment”) dated December 20, 2006, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, formerly The Irvine Company, a Delaware corporation (“Landlord”), and MEADE INSTRUMENTS CORP., a Delaware corporation, as successor-in-interest to Meade Instruments Corp., a California corporation (“Tenant”).

II. RECITALS.

On December 20, 1996, Landlord and Meade Instruments Corp., a California corporation (“Original Tenant”) entered into a lease (“Lease”) for space in a building located at 6001 Oak Canyon, Irvine, California (“Premises”).

Effective April 1, 1997, Original Tenant merged with a separate entity and, as the surviving corporation of that merger, changed its name to Meade Instruments Corp., a Delaware corporation.

Landlord and Tenant each desire to modify the Lease to extend the Lease Term, to adjust the Basic Rent, and to make such other modifications as are set forth in “III. MODIFICATIONS” next below.

III. MODIFICATIONS.

A. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1. Item 5 is hereby deleted in its entirety and substituted therefor shall be the following:

“5. Lease Term: The Term of this Lease shall expire at midnight on September 30, 2012”

2. Item 6 is hereby amended by adding the following:

“Commencing October 1, 2007, the Basic Rent shall be One Hundred Thousand One Hundred Seventy-Seven Dollars ($100,177.00) per month, based on $.62 per rentable square foot.

Commencing October 1, 2008, the Basic Rent shall be One Hundred Three Thousand Four Hundred Eight Dollars ($103,408.00) per month, based on $.64 per rentable square foot.

Commencing October 1, 2009, the Basic Rent shall be One Hundred Eight Thousand Two Hundred Fifty-Five Dollars ($108,255.00) per month, based on $.67 per rentable square foot.

Commencing October 1, 2010, the Basic Rent shall be One Hundred Thirteen Thousand One Hundred Three Dollars ($113,103.00) per month, based on $.70 per rentable square foot.

Commencing October 1, 2011, the Basic Rent shall be One Hundred Seventeen Thousand Nine Hundred Fifty Dollars ($117,950.00) per month, based on $.73 per rentable square foot.”

3. Item 9 is hereby deleted in its entirety and substituted therefor shall be the following:

“9. Security Deposit: $129,745.00”

4. Item 12 is hereby amended by deleting Landlord’s address for payments and notices and substituted therefor shall be the following:

“LANDLORD

THE IRVINE COMPANY LLC

550 Newport Center Drive

Newport Beach, CA 92660

Attn: Senior Vice President, Operations

Irvine Office Properties

with a copy of notices to:

THE IRVINE COMPANY LLC

550 Newport Center Drive

Newport Beach, CA 92660

Attn: Vice President, Operations

Irvine Office Properties, Technology Portfolio”

B. Right to Extend the Lease. The provisions of Section 3.1(b) of the Lease shall remain in full force and effect and exercisable by Tenant during the Term of the Lease as extended by this Amendment, except that said Section 3.1(b) is hereby amended as follows:

(i)	All references to the “two (2) successive periods of sixty (60) months” are hereby revised to “one (1) period of sixty (60) months;”

(ii)	The reference in the second (2nd) sentence of the initial paragraph of Section 3.1(b) to “. . . not less than nine (9) months or more than twelve (12) months,” is hereby revised to “. . . not less than six (6) months or more than twelve (12) months;” and

(iii)	The initial sentence of the last paragraph of Section 3.1(b) is hereby deleted in its entirety, and substituted therefor shall be the following sentence:

“If Tenant fails to timely exercise the extension rights created by this Section 3.1(b) within the time period set forth in the initial paragraph hereof, then Tenant’s right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord.”

C. Security Deposit.

(i) Concurrently with Tenant’s delivery of this Amendment, Tenant shall deliver the sum of Twenty Two Thousand Seven Hundred Forty-Five Dollars ($22,745.00) to Landlord, which sum shall be added to the Security Deposit presently being held by Landlord in accordance with Section 4.3 of the Lease.

(ii) Section 4.3 of the Lease is hereby amended to provide that, upon an Event of Default by Tenant (as defined in Section 14.1 of the Lease), Landlord may, in its sole and absolute discretion and notwithstanding any contrary provision of California Civil Code Section 1950.7, additionally retain, use or apply the whole or any part of the Security Deposit to pay amounts estimated by Landlord as the amount due Landlord for prospective rent and for damages pursuant to Section 14.2 (a)(i) of the Lease and/or California Civil Code Section 1951.2.

D. Utilities and Services. The following provisions are hereby added to the end of the initial paragraph of Section 6.1 of the Lease entitled “Utilities and Services”:

“From and after the date that Landlord shall install an energy management system in the Premises, then Tenant shall also pay as an item of additional rent, within ten (10) days after receipt of Landlord’s statement or invoice therefor, Landlord’s “standard charge” as hereinafter defined (which shall be in addition to the electricity charge paid to the utility provider), for Tenant’s “after hours” usage of each HVAC unit servicing the Premises. “After hours” shall mean more than sixty six (66) hours of usage during any week during the Term. “After hours” usage shall be determined based upon the operation of the applicable HVAC unit during each of the weeks during the Term on a “non-cumulative” basis (that is, without regard to Tenant’s usage or nonusage of other unit(s) serving the Premises, or of the applicable unit during other weeks of the Term). As used herein, “standard charge” shall mean One Dollar ($1.00) for each hour of “after hours” use (in addition to the applicable electricity charges paid to the utility provider).”

E. Maintenance and Repair. Sections 7.1 and 7.2 of the Lease are hereby amended to provide that Landlord shall maintain and repair, as a “Building Cost,” all Building exterior glass.

F. Late Payments. The reference to “Two Hundred Fifty Dollars ($250.00)” in Section 14.3(a) of the Lease is hereby amended to “One Hundred Dollars ($100.00).”

G. Waiver of Jury Trial. Section 14.7 of the Lease is hereby deleted in its entirety and substituted therefor shall be the following:

SECTION 14.7. WAIVER OF JURY TRIAL/JUDICIAL REFERENCE.

(a) LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND, TO THE EXTENT ENFORCEABLE UNDER CALIFORNIA LAW, EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. FURTHERMORE, THIS WAIVER AND RELEASE OF ALL RIGHTS TO A JURY TRIAL IS DEEMED TO BE INDEPENDENT OF EACH AND EVERY OTHER PROVISION, COVENANT, AND/OR CONDITION SET FORTH IN THIS LEASE.

(b) IN THE EVENT THAT THE JURY WAIVER PROVISIONS OF SECTION 14.7(a) ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE PROVISIONS OF THIS SECTION 14.7(b) SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THIS LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638 – 645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE “REFEREE SECTIONS”). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE; PROVIDED HOWEVER, THAT THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL ULTIMATELY BE BORNE IN ACCORDANCE WITH SECTION 14.6 ABOVE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS SECTION 14.7(b), THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640, AS SAME MAY BE AMENDED OF ANY SUCCESSOR STATUTE(S) THERETO. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS/ENDISPUTE, INC., THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN SECTION 641 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS’ FEES AND COSTS IN ACCORDANCE WITH CALIFORNIA LAW. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THIS LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS SECTION 14.7(b). TO THE EXTENT THAT NO PENDING LAWSUIT HAS BEEN FILED TO OBTAIN THE APPOINTMENT OF A REFEREE, ANY PARTY, AFTER THE ISSUANCE OF THE DECISION OF THE REFEREE, MAY APPLY TO THE COURT OF THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR CONFIRMATION BY THE COURT OF THE DECISION OF THE REFEREE IN THE SAME MANNER AS A PETITION FOR CONFIRMATION OF AN ARBITRATION AWARD PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 1285 ET SEQ. (AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO).

H. Prorations. The third sentence of Article XVI of the Lease is hereby deleted in its entirety, and substituted therefore shall be the following:

“All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable.”

I. Broker’s Commission. Article XVIII of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers: Irvine Realty Company (“Landlord’s Broker”) and the Staubach Company – West Advisory, Inc. (“Tenant’s Broker”). It is understood and agreed that Landlord’s Broker represents only Landlord in connection with the execution of this Amendment and that Tenant’s Broker represents only Tenant. The warranty and indemnity provisions of Article XVIII of this Lease shall be binding and enforceable against each of the parties with reference to the Landlord’s Broker and the Tenant’s Broker.

J. Acceptance of Premises. Tenant acknowledges that the lease of the Premises pursuant to this Amendment shall be on an “as-is” basis without further obligation on Landlord’s part as to improvements whatsoever, except that Landlord shall complete all or a portion of the following improvements (collectively, the “Tenant Improvements”) as directed by Tenant: (i) install new building standard carpet in the office areas of the Premises, (ii) repaint the office areas of the Premises utilizing building standard paint, (iii) install three (3) new dock high loading doors, levelers and seals in the warehouse area of the Premises, (iv) upgrade the sprinkler system in the warehouse portion of the Premises to achieve an ESFR rating; and (v) other Building Standard Tenant Improvements acceptable to Landlord; provided that Landlord shall pay the “Completion Cost” (as hereinafter defined) of the Tenant Improvements up to, but not exceeding, the amount of Three Hundred Thousand Five Hundred Thirty Dollars ($300,530.00) (the “Landlord’s Contribution”) and Tenant shall pay the balance of the Completion Cost upon ten (10) days invoicing from Landlord. As used herein, the “Completion Cost” shall mean all costs of Landlord in constructing and/or installing the Tenant Improvements, including but not limited to the following: (i) payments made to architects, engineers, contractors, subcontractors and other third party consultants in the performance of the Work, (ii) permit fees and other sums paid to governmental agencies, (iii) costs of all materials incorporated into the Tenant Improvements or used in connection with the Tenant Improvements, and (iv) costs to relocate Tenant’s furniture as needed for installation of the Tenant Improvements. The Completion Cost shall also include an administrative/supervision fee to be paid to Landlord or to Landlord’s management agent in the amount of five percent (5%) of the Completion Cost. Prior to commencement of the Tenant Improvements, Landlord shall review with Tenant Landlord’s contractor’s budget for the Tenant Improvements. Unless expressly authorized in writing by Landlord, the Completion Cost shall not include (and no portion of the Landlord Contribution shall be paid for) any costs incurred by Tenant, including without limitation, any costs for space planners, managers, advisors or consultants retained by Tenant in connection with the Tenant Improvements. The Tenant Improvements shall be undertaken on the following terms and conditions: (A) the Tenant Improvements shall be Landlord’s “Building Standard” or such other improvements acceptable to Landlord, (B) the Tenant Improvements shall be substantially completed not later than December 31, 2007 to be eligible for funding by the Landlord’s Contribution, (C) Landlord shall construct and/or install the approved Tenant Improvements in the Premises using its own contractor, and (D) Tenant may request that certain aspects of the Tenant Improvements be performed at night or on weekends at Landlord’s contractor’s standard overtime rates. It is understood and agreed that the Tenant Improvements shall be constructed and/or installed during Tenant’s occupancy of the Premises. In this regard, Tenant acknowledges that certain disruptions of its business operations may occur as a result of such Tenant Improvement construction/installation, and Tenant agrees that no rental abatement shall result while the Tenant Improvements are completed in the Premises.

IV. GENERAL.

A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.

C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

F. Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

V. EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:	TENANT:

THE IRVINE COMPANY LLC, a Delaware limited liability company	MEADE INSTRUMENTS CORP., a Delaware corporation

By /s/ Clarence W. Barker	By /s/ Steven Murdock

Clarence W. Barker	Name Steven Murdock

Executive Vice President	Title President and CEO

By /s/ Richard I. Gilchrist	By /s/ Mark D. Peterson

Richard I. Gilchrist	Name Mark D. Peterson

President, Office Properties	Title SVP and General Counsel